JPMorgan Funds - J.P. Morgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from January 1, 2012 to June 30, 2012

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 3/15/2012
Issuer Allison Transmission Holdings, Inc. (ALSN) IPO
Cusip 01973R10
Shares 521,400
Offering Price $23.00
Spread $1.27
Cost $11,992,200
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 8.49%
Syndicate Members BofA Merrill Lynch, Citigroup, J.P. Morgan,
Credit Suisse, Morgan Stanley, Goldman, Sachs & Co., Barclays
Capital, Deutsche Bank Securities, Baird, KeyBanc Capital
Markets, SMBC Nikko
Fund JPMorgan Growth Advantage Fund
Trade Date 5/17/2012
Issuer Facebook, Inc. (FB) IPO
Cusip 30303M10
Shares 123,000
Offering Price $38.00
Spread $0.42
Cost $4,674,000
Dealer Executing Trade Morgan Stanley  and Company LLC
% of Offering  purchased by firm 0.27%
Syndicate Members Morgan Stanley, J.P. Morgan, Goldman Sachs &
Co., BofA Merrill Lynch, Barclays, Allen & Company LLC,
Citigroup, Credit Suisse, Deutsche Bank Securities, RBC Capital
Markets, Wells Fargo Securities